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                                                                   Exhibit 10.34


                               VITAL LIVING, INC.

                       SCIENTIFIC ADVISORY BOARD AGREEMENT

            This Scientific Advisory Board Agreement ("Agreement") dated May 7, 2002, (the "Effective Date") is made by and between Vital Living, Inc., a Nevada corporation, whose address is ________________________________
      ("Company" or "Vital Living"), and (ii) David Maron, MD, ("Consultant"), an individual whose address is 2500 Hemingway Dr., Nashville, TN 37215.

1.    INTRODUCTION

      Vital Living is establishing a Scientific Advisory Board ("SAB") to provide Vital Living the following services and advice in connection with its strategy and plans for the development and commercialization of its products and services ("Services"), including, but not limited to:

            Developing, manufacturing and testing of nutraceutical formulations that are based on the best available scientific research, shown to be safe and effective in appropriately designed and controlled clinical trials, and proprietary to the Company ;

            Assisting the Company in the design and development of compliance and lifestyle programs intended to enhance patient compliance with the Company's nutraceuticals;

            Advising the Company on the needs of potential clients, partners, and other users, including practicing physicians, academic researchers, other health professional, and patients, and the design of products, services and offerings to address those needs, but not helping to directly market to these individuals;

            Working with other thought leaders and health professionals to facilitate projects of mutual benefit to the Company and said individuals: and,

            Participating in scientific exchange with thought leaders and other health professionals and academic researchers regarding potential clinical benefits of Vital Living products.

Consultant desires to be a member of the SAB and perform such Services, and Company desires to have Consultant become a member of the SAB and perform such Services.

2.    SERVICES COMPENSATION AND EXPENSE REIMBURSEMENT

      2.1 2.1 2.1 SERVICES. Consultant agrees to serve as a member of the SAB and to endeavor to attend and participate in all SAB meetings. Vital Living currently intends to convene one (1) in-person meeting and three (3) teleconference meetings of the SAB per year.

      2.2 2.2 2.2 COMPENSATION AND EXPENSE REIMBURSEMENT. As sole compensation for the performance of the Services, Company will compensate Consultant as set forth in Exhibit A. The Company will reimburse Consultant for reasonable out-of-pocket expenses incurred in the performance of the Services, including Business Class travel to SAB Meetings; provided, however,
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            that (a) all such out-of pocket expenses over an aggregate of $500 during any calendar month shall have been previously approved in writing by an officer of the Company; and (b) all such out-of-pocket expenses are supported by reasonable documentation;

3.    RELATIONSHIP OF PARTIES

      3.1 INDEPENDENT CONTRACTOR. Consultant is an independent contractor and is not an agent or employee of, and has no authority to bind, Company. Consultant will perform the Services under the general direction of Company, but Consultant will determine the manner and means by which the Services are accomplished. Consultant acknowledges that Vital Living shall not have any obligation to follow the advice of Consultant or the SAB. Consultant will not be entitled to receive benefits from or to participate in any plans designed to provide benefits for Company's employees.

4.    PROPERTY OF COMPANY

      4.1 DEFINITION. For the purposes of this Agreement, "Designs and Materials" shall mean all designs, discoveries, inventions, products, computer programs, procedures, improvements (whether or not patentable or whether or not copyrightable), developments, drawings, notes, documents, information and materials made, conceived, reduced to practice, written, designed, discovered or developed by Consultant alone or with others whether during normal business hours or otherwise which result from, relate to or are derived from any work performed by Consultant for the Company.

      4.2 ASSIGNMENT OF OWNERSHIP. Consultant hereby irrevocably transfers and assigns any and all of its right, title, and interest in and to Designs and Materials, including but not limited to all copyrights, patent rights, trade secrets and trademarks, to Company. Designs and Materials will be the sole property of Company, and Company will have the sole right to determine the treatment of any Designs and Materials, including the right to keep them as trade secrets, to file and execute patent applications on them, to use and disclose them without prior patent application, to file registrations for copyright or trademark on them in its own name, or to follow any other procedure that Company deems appropriate. Consultant agrees: (a) to disclose promptly in writing to Company all Designs and Materials; (b) to cooperate with and assist Company to apply for, and to execute any applications and/or assignments reasonably necessary to obtain, any patent, copyright, trademark or other statutory protection for Designs and Materials in Company's name as Company deems appropriate; and (c) to otherwise treat all Designs and Materials as "Confidential Information," as defined below. These obligations to disclose, assist, execute and keep confidential will survive any expiration or termination of this Agreement. Consultant agrees that if the Company is unable, after reasonable effort, to secure my signature on any such papers, any executive officer of the Company shall be entitled to execute any such papers as my agent and attorney-in-fact, and Consultant hereby irrevocably designates and appoints each executive officer of the Company as Consultant's agent and attorney-in-fact to execute any such papers on Consultant's behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Designs and Materials, under the conditions described in this sentence. Consultant hereby waives and quit claims to the Company any and all claims, of any nature whatsoever, which Consultant now or may hereafter have for infringement of any proprietary rights assigned hereunder.
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5.    CONFIDENTIAL INFORMATION

      Consultant acknowledges that Consultant will acquire information and materials from Company and knowledge about Company including, without limitation, knowledge about business, marketing plans, pricing practices, products, formulation, ingredients, dosages, services, inventions, prototypes, cell lines, formula, processes, programming techniques, experimental work, customers, clients and suppliers of Company and that all such knowledge, information and materials acquired, the existence, terms and conditions of this Agreement, and the Designs and Materials, are and will be the trade secrets and confidential and proprietary information of Company (collectively "Confidential Information"). Confidential Information will not include, however, any information which is or becomes part of the public domain through no fault of Consultant or that Company regularly gives to third parties without restriction on use or disclosure. Consultant agrees to hold all such Confidential Information in strict confidence, not to disclose it to others or use it in any way, commercially or otherwise, except in performing the Services, and not to allow any unauthorized person access to it, either before or after expiration or termination of this Agreement. Consultant further agrees to take all action reasonably necessary and satisfactory to protect the confidentiality of the Confidential Information.

6.    TERM AND TERMINATION

    This Agreement will commence on the Effective Date and terminate three years thereafter. Either party may terminate this Agreement at any time, for any reason or for no reason, upon thirty (30) days written notice.

7. EFFECT OF EXPIRATION OR TERMINATION Upon the expiration or termination of this Agreement for any reason, (a) each party will be released from all obligations to the other arising after the date of expiration or termination, except that expiration or termination of this Agreement will not relieve either party of its obligations under Sections 3, 4, 5, 6, 8 and 9, nor will expiration or termination relieve Consultant or Company from any liability arising from any breach of this Agreement; and (b) Consultant will promptly notify Company of all Confidential Information, including but not limited to the Designs and Materials, in Consultant's possession and promptly deliver to Company, or destroy at Company's request, all such Confidential Information.

8.    WARRANTIES

      Consultant represents and warrants to the Company that (a) Consultant's service on the SAB does not conflict with, result in the breach of any provisions of, or constitute a default under any agreement or other obligation to which Consultant is a party, and (b) Consultant's principal place of employment has received full disclosure as to the Consultant's service on the SAB and that such employer consents to the Consultant's participation.

9.    GENERAL

      9.1 PUBLICITY. Consultant shall not publicize or advertise in any manner that Consultant is performing the Services hereunder, without the prior written consent of Company. Consultant hereby grants to Company the right to use Consultant's name, likeness, and relationship with Company in and in
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connection with technical materials, various reports, brochures or other documents produced by or on behalf of Company.

      9.2 ASSIGNMENT. Consultant may not assign this Agreement or any of Consultant's rights or delegate Consultant's duties under this Agreement either in whole or in part, whether by operation of law or otherwise. Any attempted assignment will be void and of no force and effect.

      9.3 EQUITABLE REMEDIES. Because the Services are personal and unique and because Consultant will have access to Confidential Information of Company, Company will have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief without prejudice to any other rights and remedies that Company may have for a breach of this Agreement.

      9.4 ATTORNEYS' FEES. If any action is necessary to enforce the terms of this Agreement, the substantially prevailing party will be entitled to reasonable attorneys' fees, costs and expenses in addition to any other relief to which such prevailing party may be entitled.

      9.5 GOVERNING LAW; SEVERABILITY. This Agreement will be governed by and construed in accordance with the laws of the State of California excluding that body of law pertaining to conflict of laws. If any provision of this Agreement is for any reason found to be unenforceable, the remainder of this Agreement will continue in full force and effect.

      9.6 NOTICES. Any notices under this Agreement will be sent by certified or registered mail, return receipt requested, or a nationally recognized overnight courier to the address set forth above or such other address as the party specifies in writing. Such notice will be effective upon its mailing.

      9.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

      9.8 COMPLETE UNDERSTANDING; MODIFICATION. This Agreement constitutes the complete and exclusive understanding and agreement of the parties and supersedes all prior understandings and agreements, whether written or oral, with respect to the subject matter hereof. Any waiver, modification or amendment of any provision of this Agreement will be effective only if in writing and signed by the parties hereto.

      IN WITNESS WHEREOF, the parties have signed this Agreement as of the Effective Date.

VITAL LIVING, INC.                                      CONSULTANT

By:                                       By:
   ---------------------------------         ---------------------------------

Title:                                    Title:
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                                    EXHIBIT A

                                  COMPENSATION

FEES: CONSULTANT WILL RECEIVE $1250 PER S.A.B MEETING THAT HE OR SHE ATTENDS. CURRENTLY THE COMPANY ESTIMATES THAT THERE WILL BE 4
MEETINGS ANNUALLY.


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